SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 30, 2005

Expedia, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51447	20-2705720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3150 139th Avenue S.E., Bellevue, Washington	98005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 679-7200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) Election of Director

On November 30, 2005, the Board of Directors of Expedia, Inc. (“Expedia”) elected Gregory B. Maffei as a director of Expedia. Mr. Maffei is currently expected to serve as a member of the Compensation/Benefits Committee of Expedia’s Board of Directors. Liberty Media Corporation (“Liberty”), a stockholder of Expedia, has the contractual right to nominate two directors for election to the Board so long as certain stock ownership requirements are satisfied. Liberty has designated Mr. Maffei as one such nominee. Mr. Maffei replaces Robert R. Bennett as a member of the Board of Directors.

Mr. Maffei is currently Chief Executive Officer-Elect of Liberty. Prior to joining Liberty, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation from June to November, 2005. From 2000 to 2005, Mr. Maffei served as Chief Executive Officer of 360networks Corporation. Before joining 360networks, Mr. Maffei spent seven years with Microsoft Corporation, most recently as Senior Vice President and Chief Financial Officer. Mr. Maffei served as a director of Expedia from 1999 to 2003, including as the Chairman of the Board of Directors of Expedia from 1999 to 2002. Mr. Maffei currently serves as a director of Liberty, Electronic Arts Inc. and Starbucks Corporation. Mr. Maffei holds an AB degree from Dartmouth College and an MBA from Harvard University, where he was a Baker Scholar.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDIA, INC.

Date: December 6, 2005	By:	/s/ Keenan M. Conder
	Name:	Keenan M. Conder
	Title:	Senior Vice President and General Counsel